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                                                                     EXHIBIT 5.1
                                                                     -----------


                                    THOMPSON
                                HINE & FLORY LLP
                                Attorneys at Law

                                 August 19, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

         We have acted as counsel to Security Banc Corporation, an Ohio corporation (the "Company"), in connection with the Security Banc Corporation 1998 Stock Option Plan (the "Plan") and the preparation of the Company's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission in connection therewith.

         Please be advised that we have examined such proceedings and records of the Company, and have made investigation of such other matters, as in our judgment permits us to render an informed opinion on the matters set forth herein. Based upon the foregoing, it is our opinion that:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, with full power to issue and sell its common stock, $1.5625 par value per share ("Shares"), pursuant to the Plan; and

                  (ii) The Shares for which options may be granted under the Plan have been duly authorized and, when issued or sold by the Company upon the exercise of options granted under the Plan and payment of the exercise price with respect thereto, such Shares will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8 with respect to the Plan and to the use of our firm name, and the statements made with respect to us, appearing under Item 5 of Part II of such Registration Statement.

                                       Sincerely,


                                       /s/ THOMPSON HINE & FLORY LLP




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